Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth Quarter 2015 Results

NEW YORK, February 25, 2016 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2015.

Fourth Quarter 2015 Investment Highlights:

•	Invested $85.4 million in 14 investments

•	Received repayments of $42.2 million from 6 investments

•	Received sales proceeds of $51.2 million from 14 investments

Investment Activity in the Fourth Quarter 2015 Included:

•	$45.5 million in Preferred Shares of Community Funding CLO

•	$9.7 million in First Reliance Bancshares Fixed Rate Cumulative Perpetual Preferred Stock, Series A, 9.00%

•	$5.2 million in Universal Bancorp Fixed Rate Cumulative Perpetual Preferred Stock, Series A, 9.00%

•	$5.2 million in F & M Financial Corporation, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, 9.00%

•	$5.0 million in Community 1st Bancorp Subordinated Term Loan, 7.99%, 1/1/2026

A complete listing of investments as of the end of the quarter can be found in the 2015 annual report and on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of December 31, 2015 (excluding cash and cash equivalents) was approximately 9.03%.

Fourth Quarter 2015 Financial Results

Net investment income was $2,749,738 or $0.42 per share, comprised of $4,482,779 in gross income and $1,733,041 of expenses. Realized losses were ($3,005,896) of which ($2,479,198) was related to the contribution of certain assets to Community Funding.

Net Assets at quarter end were $140,769,920, down from $143,807,916 in the previous quarter. The Company’s Net Asset Value was $21.62 per share.

The Company declared a fourth quarter cash distribution of $0.35 per share, up 6.1% or $0.02 from the prior quarter. The distribution was paid on January 4, 2016 to shareholders of record at the close of business on December 22, 2015.

The Company had $25 million outstanding on its $70 million credit facility at the quarter end, which represents approximately 13% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Full Year 2015 Financial Results

For the full year, the Company had gross investment income of $15.77 million and operating expenses of $6.42 million. This resulted in net investment income of $9.35 million or $1.44 per share. The Company realized net capital losses of approximately $1 million, or $0.15 per share, during the year. The Company paid cash distributions of $1.51 per share.

Portfolio and Investment Summary

As of the close of business on December 31, 2015, the Company had total assets of $192,533,669 consisting of total investments of $184,753,872, cash of $4,009,133 and other assets of $3,770,664.  Other assets include interest and dividends receivable of $2,948,819, and prepaid assets of $821,845.

During the quarter, the Company deployed $85.4 million in new investments. The Company purchased $45.5 million of Preferred Shares of Community Funding CLO, $32.4 million of preferred securities, and $7.5 million of term loans. The Company received repayments totaling $42.2 million from 6 investments and sold 14 investments for proceeds of $51.2 million.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on February 25, 2016 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 10, 2016. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13627151. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

Copyright 2015 StoneCastle Financial Corp.

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2015	September 30, 2015
Assets
Investments in securities, at fair value (cost: $184,998,847 and $197,239,693 respectively)	$184,753,872	$197,497,723
Cash (1)	4,009,133	4,018,444
Interest and dividends receivable	2,948,819	443,451
Prepaid assets	821,845	928,975
Receivable for securities sold	-	231,371
Total assets	192,533,669	203,119,964

Liabilities
Loan payable	25,000,000	58,000,000
Payable for securities purchased	23,184,943	-
Dividends payable	2,278,834	-
Investment advisory fee payable (2)	849,259	720,450
Loan interest payable	34,032	47,669
Directors fee payable	13,000	9,835
Accrued expenses payable	403,681	534,094
Total liabilities	51,763,749	59,312,048
Net Assets	140,769,920	143,807,916

Net Assets consist of:
Common stock at par ($0.001 per share)	6,511	6,511
Paid-in-capital	144,295,099	145,741,865
Accumulated Net Investment Loss	(2,278,834)	(4,196,505)
Accumulated net realized gains / (losses) on investments	(1,007,881)	1,998,015
Net unrealized appreciation / (depreciation) on investments	(244,975)	258,030
Net Assets	$140,769,920	$143,807,916

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,510,953	6,510,953
Net asset value per common share	$21.62	$22.09
Market price per share	$16.30	$16.82
Market price discount to net asset value per share	-24.61%	-23.86%

(1)	Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.

(2)	Investment advisory fee payable shown net of waiver for December 31, 2015 and September 30, 2015 of $0 and $175,504.

STONECASTLE FINANCIAL CORP.

Statement of Operations

		For the Three
	For The Year Ended	Months Ended
	December 31, 2015	December 31, 2015
Investment Income
Interest	$8,160,512	$2,302,180
Dividends	6,645,154	1,365,072
Origination fee income	803,298	709,527
Other Income	156,511	106,000
Total Investment Income	15,765,475	4,482,779

Expenses
Investment advisory fees (1)	3,390,760	849,259
Interest expense	1,367,125	345,840
ABA marketing and licensing fees	437,500	77,868
Professional fees	343,760	75,393
Transfer agent, custodian fees and administrator fees	273,242	70,558
Bank fees	190,709	70,478
Directors’ fees	180,000	44,915
Due diligence expense	165,582	9,999
Valuation fees	119,500	37,970
Investor relations fees	118,800	30,430
Insurance expense	90,000	22,530
Miscellaneous fees (proxy, printing, rating agency, etc.)	259,362	97,801
Total expenses before waivers	6,936,340	1,733,041
Less: Advisory fee waiver (2)	(520,789)	-
Net expenses after waivers	6,415,551	1,733,041
Net Investment Income	9,349,924	2,749,738

Realized and Unrealized Gain / (Loss) on Investments
Net realized loss on investments	(1,007,881)	(3,005,896)
Net change in unrealized depreciation on investments	(55,305)	(503,005)
Net realized and unrealized loss on investments	(1,063,186)	(3,508,901)
Net Increase / (decrease) in Net Assets Resulting From Operations	$8,286,738	$(759,163)

(1)	Investment advisory fee reflects gross contractual fee.

(2)	Investment advisory fee waiver reflects waiver of fees related to proceeds of issuance of common stock issued on November 7, 2014 and December 2, 2014. In previous quarters, this waiver was shown net against investment advisor fees.

STONECASTLE FINANCIAL CORP.

Financial Highlights

For the Three Months
Ended December 31,
2015
Per Share Operating Performance
Net Asset Value, beginning of period	$22.09
Net investment income(1)	0.42
Net realized and unrealized gain / (loss) on investments(1)	(0.54)
Total from investment operations	(0.12)

Less distributions to shareholders
From net investment income	(0.35)
Total distributions	(0.35)

Net asset value, end of period	$21.62

Per share market value, end of period	$16.30
Total investment return based on market value (2)	-0.98%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$140.8
Ratios (as a percentage to average net assets):
Expenses before waivers (3)(7)	4.83%
Expenses after waivers (3)(4)(8)	4.83%
Net investment income(3)(9)	7.67%
Portfolio turnover rate (5)	47%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$25,000
Asset coverage per $1,000 for revolving credit agreement(6)	6,631

(1)	Based on the average shares outstanding during quarter.

(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.

(3)	Annualized

(4)	Excluding interest expense, the ratio would have been 3.87%.

(5)	Not annualized

(6)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.

(7)	Ratio of expenses before waivers to average managed assets equals 3.48%.

(8)	Ratio of expenses after waivers to average managed assets equals 3.48%.

(9)	Ratio of net investment income to average managed assets equals 5.51%.